Exhibit 10.6

                                          July 28, 2005

Conversion Services International, Inc.
100 Eagle Rock Avenue
East Hanover, New Jersey 07936

Attention:  Chief Financial Officer

                  Re:   Overadvance Letter

Ladies and Gentleman:

      Reference is hereby made to that certain Security Agreement dated as of August 16, 2004 by and among CONVERSION SERVICES INTERNATIONAL, INC., a Delaware ("CSII"), such other subsidiaries of CSII named in that certain Security Agreement or which hereafter become a party thereto (collectively, the "Company") and Laurus Master Fund, Ltd. ("Laurus") (as amended, modified or supplemented from time to time, the "Security Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement.

      Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan to the Company in excess of the Formula Amount in effect on the date hereof in an aggregate principal amount equal to $2,700,000 (the "Overadvance").

      In connection with making the Overadvance, for a period of three hundred and sixty five (365) days from the date hereof (the "Period"), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. Laurus further agrees that solely for such Period (but not thereafter), (i) the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement, and (ii) the Overadvance rate set forth in Section 5(b)(iii) of the Security Agreement (the "Overadvance Rate") shall not apply. All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

      This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

      If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

                                          LAURUS MASTER FUND, LTD.



                                          By: /s/ David Grin
                                                  David Grin
                                                  Director

      Agreed and accepted on the date hereof

      CONVERSION SERVICES INTERNATIONAL, INC.
      By: /s/ Scott Newman
           Name: Scott Newman
           Title: President

      DeLeeuw Associates, LLC
      By: /s/ Scott Newman
           Name: Scott Newman
           Title: CEO

      CSI Sub Corp
      By: /s/ Scott Newman
           Name: Scott Newman
           Title: President

      McKnight Associates, Inc.

      By: /s/ Scott Newman
           Name: Scott Newman
           Title: President